Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 27th day of April, 2017 (the “Second Amendment Execution Date”), by and between BMR-3545-3575 JOHN HOPKINS LP, a Delaware limited partnership (“Landlord,” as successor-in-interest to BMR-John Hopkins Court LLC), and ATYR PHARMA, INC., a Delaware corporation (“Tenant”).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of December 22, 2011, as amended by that certain First Amendment to Lease dated as of January 4, 2017 (the “First Amendment”) (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Existing Premises”) from Landlord at 3545-3575 John Hopkins Court in San Diego, California (the “Building”);

B.WHEREAS, Tenant has exercised its Expansion Option and Landlord and Tenant desire to enter into the Expansion Amendment to memorialize the terms and conditions of Tenant’s lease of the Expansion Space (as such capitalized terms are defined in Article 6 of the First Amendment); and

C.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein.  The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.Expansion Space.  Effective as of the Expansion Space Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain space containing approximately seven thousand four hundred eleven (7,411) square feet of Rentable Area located on the first (1st) floor of the Building (as more particularly described on Exhibit A attached hereto, the “Expansion Space”). From and after the Expansion Space Commencement Date, the term “Premises” as used in the Lease shall mean the Existing Premises plus the Expansion Space.

BioMed Realty form dated 3/27/15

2.1Expansion Space Term.  The Term with respect to the Expansion Space shall commence on the date (the “Expansion Space Commencement Date”) that is the later of (a) July 1, 2017 and (b) the day immediately following the day that Regulus (as defined below) surrenders the Expansion Space to Landlord in accordance with all of the terms, conditions and provisions of the Regulus Lease (as defined below), and the Term with respect to the Expansion Space shall thereafter be coterminous with the Term for the Existing Premises, such that the Term with respect to the Existing Premises and the Expansion Space shall expire on the Term Expiration Date (as defined in Article 2 of the First Amendment).

2.2Regulus Lease.  Tenant acknowledges that the Expansion Space is currently leased to Regulus Therapeutics Inc. (“Regulus”) pursuant to a lease by and between Regulus and Landlord (the “Regulus Lease”), and that the Regulus Lease is currently scheduled to expire on June 30, 2017 with respect to the Expansion Space.  Tenant agrees that in the event Regulus fails to surrender the Expansion Space to Landlord in accordance with the terms, conditions and provisions of the Regulus Lease on or before June 30, 2017 for any reason, then (a) this Amendment shall not be void or voidable, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and (c) Tenant shall not be responsible for the payment of Base Rent or Tenant’s Share of Operating Expenses, in each case with respect to the Expansion Space only, until the actual Expansion Space Commencement Date occurs.

2.3Condition of Expansion Space.  Tenant acknowledges that (a) it is fully familiar with the condition of the Expansion Space and, notwithstanding anything to the contrary in the Lease, agrees to take the same in its condition “as is” as of the Expansion Space Commencement Date, (b) neither Landlord nor any agent of Landlord has made (and neither Landlord nor any agent of Landlord hereby makes) any representation or warranty of any kind whatsoever, express or implied, regarding the Expansion Space, including (without limitation) any representation or warranty with respect to the condition of the Expansion Space or with respect to the suitability of the Expansion Space for the conduct of Tenant’s business and (c) Landlord shall have no obligation to alter, repair or otherwise prepare the Expansion Space for Tenant’s occupancy or to pay for any improvements to the Expansion Space.  The Expansion Space has not undergone inspection by a Certified Access Specialist (as defined in California Civil Code Section 55.52).  Tenant’s taking possession of the Expansion Space shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Expansion Space were at such time in good, sanitary and satisfactory condition and repair.

3.Base Rent.  Notwithstanding anything to the contrary in the Existing Lease, commencing as of the Expansion Space Commencement Date and continuing throughout the remainder of the Term, Base Rent for the Premises shall be as set forth in the following table:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Expansion Space Commencement Date – May 15, 2018	24,494	$3.70 monthly	$90,627.80	$1,087,533.60
May 16, 2018 – May 15, 2019	24,494	$3.81 monthly	$93,322.14	$1,119,865.68

4.Tenant’s Pro Rata Share.  From and after the Expansion Space Commencement Date, Tenant’s Pro Rata Share shall equal 33.93%.

5.Security Deposit.  On or before the Second Amendment Execution Date, Tenant shall deposit with Landlord an amount equal to Twenty-Eight Thousand Two Hundred Thirty-Five and 91/100 Dollars ($28,235.91) as an additional Security Deposit under the Lease.  From and after the Second Amendment Execution Date, the required Security Deposit under the Lease shall be an amount equal to Seventy-Nine Thousand Four Hundred Eighty-Four and 91/100 Dollars ($79,484.91).

6.Non-Exclusive License to Use IT Space.

6.1Landlord hereby grants to Tenant, and Tenant hereby accepts and assumes from Landlord, a non-exclusive license (an “IT Space License”) to use the additional space in the Common Area on the first (1st) floor of the Building in the location depicted on Exhibit B attached hereto (the “IT Space”), solely for the purposes of installing, operating, maintaining, replacing, altering and removing information technology equipment, including but not limited to computer and telecommunications equipment (collectively, “IT Equipment”), in conformity with all Applicable Laws (the “IT Space Use”).

6.2The IT Space License shall be non-exclusive.  Landlord reserves the right at any time to grant an IT Space License of the IT Space to any other tenant that leases space on the first (1st) floor of the Building (any such tenant, an “Additional Tenant”).  In the event that Landlord grants an IT Space License to any Additional Tenant, Tenant shall use commercially reasonable efforts to avoid and remedy, and shall be solely responsible and liable for, any damage to or interference with such Additional Tenant’s IT Equipment caused by or arising from the actions of Tenant or any of its employees, contractors, subcontractors or agents.

6.3The term with respect to the IT Space License (the “IT Space License Term”) shall commence on the Expansion Space Commencement Date and shall expire on the Term Expiration Date (as defined in Article 2 of the First Amendment).

6.4During the IT Space License Term, the IT Space Use shall be a Permitted Use under the Lease, provided that Tenant’s IT Space Use and surrender of the IT Space shall be subject to all of the same rights of Landlord and duties, obligations, covenants, conditions and liabilities of Tenant set forth in the Lease with respect to Tenant’s use, occupancy and surrender of the Premises, and any violation or breach by Tenant of such duties, obligations, covenants, conditions and liabilities with respect to the IT Space shall be a Default under the Lease to the same extent that a violation by Tenant of such duties, obligations, covenants, conditions and liabilities with respect to the Premises would be a Default under the Lease.

6.5The IT Space License shall be appurtenant to the Lease and may not be separately Transferred to any other person or entity without Landlord’s prior written consent in its sole discretion, and any such purported separate Transfer of the IT Space License shall be null and void.

6.6Tenant shall install or alter Tenant’s IT Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, in accordance with this Amendment and the applicable provisions of the Lease regarding Alterations.  Tenant’s installation or alteration of Tenant’s IT Equipment shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld.  Landlord may withhold approval if the installation, operation or alteration of Tenant’s IT Equipment could reasonably be expected to affect the structural integrity of the Building, the exterior of the Building or any Building systems or transmit vibrations or noise or cause other adverse effects to an extent not customary in first class laboratory buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion.  Either Landlord or Tenant may request, by delivery of written notice thereof, the installation of additional HVAC equipment in connection with Tenant’s IT Space Use, and upon delivery of such written notice, Landlord shall cause such additional HVAC equipment to be installed at Tenant’s sole cost and expense.  Landlord shall invoice Tenant for the cost of such work, and Tenant shall pay such costs as Additional Rent within ten (10) days after receipt of such invoice.

6.7Upon the expiration or earlier termination of the IT Space License Term, Tenant shall surrender the IT Space in the condition in which Tenant is required to surrender the Premises under the Lease.  Without limiting the generality of the foregoing, upon the expiration or earlier termination of the IT Space License Term, Tenant shall remove its IT Equipment from the IT Space, unless Landlord elects otherwise by delivery of written notice to Tenant, and Tenant shall repair any damage to the IT Space caused by Tenant’s removal of the IT Equipment from the IT Space.

6.8Tenant acknowledges and agrees that (a) Tenant has had sufficient opportunity to inspect the IT Space and is fully familiar with the condition of the IT Space, and, notwithstanding anything contained in the Lease to the contrary, Tenant agrees to take the IT Space in its condition “as is” as of the first day of the IT Space License Term, (b) Landlord has not made and does not make any representation or warranty of any kind, express or implied, with respect to the IT Space, including but not limited to any representation or warranty that the IT Space is suitable for the IT Space Use, and (c) Landlord shall have no obligation to alter, repair or otherwise prepare the IT Space for Tenant’s IT Space Use or to pay for any improvements to or alterations of the IT Space.

7.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Hughes Marino (“Tenant Broker”) and Jones Lang LaSalle (“Landlord Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Tenant Broker and Landlord Broker, employed or engaged by it or claiming to have been employed or engaged by it.  Each of Tenant Broker and Landlord Broker are entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commissions pursuant to separate agreements.

8.No Default.  Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

9.Notices.  Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

aTyr Pharma, Inc.

3545 John Hopkins Court

San Diego, California 92121

Attn: Senior Vice President, Finance

10.Effect of Amendment.  Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

11.Successors and Assigns.  Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees.  Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

12.Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

13.Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.  Landlord guarantees, warrants and represents that the individual or individuals signing this Amendment on behalf of Landlord have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

14.Counterparts; Facsimile and PDF Signatures.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-3545-3575 JOHN HOPKINS LP,

a Delaware limited partnership

By:/s/ Marie Lewis

Name:Marie Lewis

Title:Vice President, Legal

TENANT:

ATYR PHARMA, INC.,

a Delaware corporation

By:/s/ Nancy D. Krueger

Name:Nancy D. Krueger

Title:VP, Legal Affairs

EXHIBIT A

EXPANSION SPACE

EXHIBIT B

IT SPACE